Exhibit 10(b)

AMENDMENT 2007-1

TO THE WACHOVIA CORPORATION SAVINGS RESTORATION PLAN

(AS AMENDED AND RESTATED ON JANUARY 1, 2002)

WHEREAS, Wachovia Corporation (the “Corporation”) maintains the Wachovia Corporation Savings Restoration Plan (the “Plan”); and

WHEREAS, Section 10.3 of the Plan reserves the right of the Management Resources and Compensation Committee of the Board of Directors of the Corporation to amend or terminate the Plan at any time.

THEREFORE, BE IT RESOLVED, that a new Section 11 be added to the Plan, effective December 31, 2007 to read as follows:

Section 11 Freezing the Plan

11.1	Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2007, no Employee may first become a Participant in the Plan after December 31, 2007.

11.2	Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2007, no Participant may elect to defer Compensation to the Plan and no deferred amounts will be credited to a Participant’s Deferral Account under Section 4.1(a) of the Plan for Plan Years beginning on or after January 1, 2008.

11.3	Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2007, the Company will not credit a Participant’s Deferral Account with contributions (including Company Matching Contributions) for Plan Years beginning on or after January 1, 2008; provided that, each Participant’s Deferral Sub-Accounts will continue to be credited or debited to reflect any gains or losses as if the Deferral Sub-Accounts had been invested in the Investment Indexes pursuant to the allocation elections made by the Participant, as provided in Section 5.

NOW, THEREFORE, BE IT FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized to make such further amendments to the Plan to meet the requirements of this Amendment 2007-1 as set forth herein and to facilitate Plan administration in light of this Amendment 2007-1.

IN WITNESS WHEREOF, WACHOVIA CORPORATION has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on this 19th day of December, 2007.

WACHOVIA CORPORATION

By:	/s/ Shannon W. McFayden
Its:	Senior Executive Vice President and Director of Human Resources and Corporate Relations